EXHIBIT C

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                      March 31, 1997          March 31, 1997
                                    ------------------     -----------------

Operating Expenses:
  Operation Expense                     $  5,437                $ 27,430
  Depreciation, Depletion and
   Amortization                                -                     (65)
  Other Taxes                                  -                    (181)
                                        --------                --------

Total Operating Expenses                   5,437                  27,184
                                        --------                --------

Other Income:
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                               5,000                  27,154
    Enerchange                            27,018                  (3,176)
                                        --------                --------
                                          32,018                  23,978
                                        --------                --------

Other Deductions:
  Interest-Assoc. Companies                4,077                  17,211
                                        --------                --------

Pretax Income (Loss)                      22,504                 (20,417)
                                        --------                --------

Income Taxes - Current                     8,294                 (79,550)
             - Deferred                        -                  76,399
                                        --------                --------
                                           8,294                  (3,151)
                                        --------                --------

Net Income (Loss)                       $ 14,210                $(17,266)
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